NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium To Continue To Execute Integrated Business Strategy

August 14, 2012 – ALL AMOUNTS ARE STATED IN U.S.$ UNLESS OTHERWISE INDICATED

Calgary, Alberta — Agrium Inc. (TSX and NYSE: AGU) today confirmed that it will continue to execute its integrated business strategy, which is delivering record results and creating sustainable shareholder value, and that it will not spin off its Retail operations.

Agrium’s statement follows media reports that a hedge fund, JANA Partners, has suggested that Agrium should split the company into separate retail and wholesale businesses.

“We are confident that Agrium shareholders will receive far greater value with less risk under the company’s current strategy,” said Michael Wilson, Agrium’s President and CEO. “Agrium’s Board has carefully evaluated the idea of spinning off Retail and has unanimously determined that it is contrary to the best interests of the company and its shareholders. Spinning off Retail would expose Agrium shareholders to substantial risk with no sustainable benefit, and we will not be pursuing it.”

“Agrium is a top-performing company that has created significant shareholder value across the business cycle and that is returning excess capital to shareholders through dividend increases and share buybacks. We are in close contact with our shareholders and take their views seriously. We are confident the vast majority understand and support our strategy,” added Mr. Wilson.

Agrium has increased its dividend nine-fold since December 2011, and recently announced a Cdn$900 million share repurchase program in connection with the sale of Viterra’s Medicine Hat nitrogen facility. The company achieved record sales, gross profit, EBITDA and net earnings in 2011 and again in the first half of 2012.

Agrium has been one of the best performing stocks in North America. The company’s share price has increased 43% year-to-date versus 12% for the S&P 500, and by 97% over the past three years. Agrium has also outperformed the S&P 500 and the company’s fertilizer peer group over the year-to-date and three year periods.

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America through our Advanced Technologies business unit. Agrium’s strategy is to grow across the value chain through acquisition, incremental expansion of its existing operations and through the development, commercialization and marketing of new products and international opportunities. Our strategy places particular emphasis on growth opportunities that both increase and stabilize our earnings profile in the continuing transformation of Agrium.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (together, “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, statements as to management’s expectations with respect to, among other things, the potential shareholder value that may be created under the company’s current strategy and the risks associated with spinning off retail; business and financial prospects; and other plans, strategies, objectives and expectations, including with respect to future operations of Agrium. Such forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, as well as various assumptions and business sensitivities, including those risk factors referred to in the MD&A section of the Corporation’s most recent Annual Report to Shareholders as well as those risk factors described in the Corporation’s most recent Annual Information Form, which may cause actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable Canadian securities legislation or applicable U.S. federal securities law.

FOR FURTHER INFORMATION:

Investor/Media Relations:

Richard Downey, Vice President, Investor/Corporate Relations

(403) 225-7357

Todd Coakwell, Manager, Investor Relations

(403) 225-7437

Mark Thompson, Analyst, Investor Relations

(403) 225-7761